UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021 (November 15, 2021)

BULL HORN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 S. Pointe Drive, Suite TH-1, Miami Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-3341

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Redeemable Warrant	BHSEU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	BHSE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	BHSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In light of recent comment letters issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of Bull Horn Holdings Corp. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its redeemable ordinary shares, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on November 3, 2020. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

Therefore, on November 15, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”), after consultation with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued:

(i)	audited balance sheet as of November 3, 2020, as previously restated in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on July 28, 2021 (the “2020 10-K/A”);

(ii)	audited balance sheet, statement of operations, statement of changes in shareholders’ equity (deficit) and statement of cash flows for the year ended December 31, 2020, as previously restated in the 2020 10-K/A;

(iii)	unaudited balance sheet, statement of operations, statement of changes in shareholders’ equity (deficit) and statement of cash flows for the three months ended March 31, 2021, previously included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on July 30, 2021; and

(iv)	unaudited balance sheet, statement of operations, statement of changes in shareholders’ equity (deficit) and statement of cash flows for the three and sixth months ended June 30, 2021, previously included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on September 14, 2021 (collectively, the “Affected Periods”)

should be restated to report all Public Shares as temporary equity and should no longer be relied upon. As such, the Company has restated its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021 (the “Q3 Form 10-Q”), as described therein.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2021	BULL HORN HOLDINGS CORP.

	By:	/s/ Christopher Calise
		Name:	Christopher Calise
		Title:	Chief Financial Officer

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